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                          CONSENT OF INDEPENDENT

                        CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60131) pertaining to the Viragen, Inc. 1995 Stock Option Plan, Employment Contracts with Key Executives and Stock Option Agreements with Directors of Viragen, Inc. of our report dated August 16, 1996, with respect to the consolidated financial statements of Viragen, Inc. included in the Annual Report (Form 10-K/A1) for the year ended June 30, 1996.








                                        Ernst & Young LLP


December 17, 1996

Miami, Florida